EXHIBIT 5

                   OPINION OF SILVER, FREEDMAN & TAFF, L.L.P.
                        WITH RESPECT TO LEGALITY OF STOCK









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                                                                       Exhibit 5






                      [SILVER, FREEDMAN & TAFF LETTERHEAD]



                                  July 9, 1998



The Board of Directors
First Niles Financial, Inc.
55 N. Main Street
Niles, Ohio 44446-5097

         Re:      Registration Statement
                  Under the Securities Act of 1933
                  --------------------------------


Gentlemen:

         This opinion is rendered in connection with the Registration Statement to be filed on Form SB-2 with the Securities and Exchange Commission under the Securities Act of 1933 relating to the 2,645,000 shares of Common Stock of First Niles Financial, Inc. (the "Company"), par value $.01 per share, to be issued. As counsel, we have reviewed the Certificate of Incorporation of the Company and such other documents as we have deemed appropriate for the purpose of this opinion. We are rendering this opinion as of the time the Registration Statement referred to above becomes effective.

         Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when sold, be validly issued, fully paid and non-assessable shares of Common Stock of the Company.


                                             Very truly yours,



                                             /s/ Silver, Freedman & Taff, L.L.P.
                                             -----------------------------------
                                                 SILVER, FREEDMAN & TAFF, L.L.P.